UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF

THE SECURITIES EXCHANGE ACT OF 1934

December 29, 2006

Date of Report: (Date of earliest event reported)

ARTHUR J. GALLAGHER & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-9761	36-2151613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two Pierce Place, Itasca, Illinois 60143-3141, (630) 773-3800

(Address, including zip code and telephone number, including area code, or registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 29, 2006, Arthur J. Gallagher & Co. and its subsidiaries and affiliates (Gallagher) reached an agreement to resolve all claims in the Federal Multi-District class action litigation (MDL) pending in the New Jersey Federal District Court against commercial insurers and brokers relating to industry-wide contingent commission matters. Gallagher admitted no wrongdoing, but chose to conclude its involvement, rather than prolong what could be a costly and burdensome lawsuit. Gallagher established a provision for this matter in 2005, and as a result, substantially all of the costs associated with the MDL settlement have been reserved for in its previously reported balance sheet. Gallagher will incur a pretax charge in its fourth quarter 2006 earnings of between $5.0 million to $10.0 million to increase its reserve for the costs to be incurred to administratively conclude the MDL settlement and to resolve other regulatory and civil litigation matters.

The MDL settlement, which is subject to court approval, provides for Gallagher to distribute $28.0 million to current and former clients and others that used a broker to purchase retail insurance from 1994 to 2005. Gallagher will also pay $8.85 million in plaintiff’s attorney fees.

Item 9.01. Financial Statements and Exhibits

Exhibit Index

99.1	Press Release, dated December 29, 2006, issued by Arthur J. Gallagher & Co.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arthur J. Gallagher & Co.

Date: December 29, 2006	/s/ Richard C. Cary
Richard C. Cary Controller and Chief Accounting Officer (duly authorized officer)

Arthur J. Gallagher & Co.

Current Report On Form 8-K

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated December 29, 2006, issued by Arthur J. Gallagher & Co.